                                                                      EXHIBIT 23

AGREEMENT REFLECTING ADMISSION OF TIC INVESTMENT COMPANY D AS AN ADDITIONAL LIMITED PARTNER OF THE OPERATING PARTNERSHIP.


                  Agreement dated July 30, 1996 between Irvine Apartment Communities, Inc., a Maryland corporation, in its capacity as general partner (the "General Partner") of Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Operating Partnership") and TIC Investment Company D, a California general partnership ("TICICD"), a general partner of which is The Irvine Company, a Michigan corporation ("TIC"). Capitalized terms used but not defined herein shall have the meanings set forth in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 1, 1993, as amended (the "Partnership Agreement").

                  WHEREAS, on the date hereof and pursuant to the Land Rights Agreement and Section 4.3.B. of the Partnership Agreement, TICICD, as seller, is transferring to the Operating Partnership the Colony apartment community land site in exchange for 115,544 Limited Partner Units in the Operating Partnership and the assumption by the Operating Partnership of certain assessment district debt;

                  WHEREAS, in connection with such transfer and the issuance of such Units, TICICD desires to be admitted to the Operating Partnership as an Additional Limited Partner in accordance with the Partnership Agreement; and

                  WHEREAS, the General Partner hereby consents to the admission of TICICD as an Additional Limited Partner of the Operating Partnership.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. TICICD hereby acknowledges that it has received a copy of the Partnership Agreement executed by the General Partner and the other Limited Partners and hereby agrees to keep, observe and perform all of the terms, covenants and conditions of the Partnership Agreement, including without limitation, the power of attorney set forth in Section 2.4 thereof. TICICD hereby represents and warrants to each Partner pursuant to Section 3.4 of the Partnership Agreement as follows:

                           (a) All transactions contemplated by the Partnership
                  Agreement to be performed by TICICD have been duly authorized by all necessary action, including without limitation, that of its general partners;

                           (b) The consummation of the transactions contemplated
                  by the Partnership Agreement will not result in a breach or violation of, or a default under, its partnership agreement, any material agreement by which it or any of




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                  its property is or are bound, or any statute, regulation,
                  order or other law to which it or any of its partners is or are subject;

                           (c) It is neither a "foreign person" within the
                  meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446(e) of the Code;

                           (d) Upon acceptance hereof by the General Partner,
                  this Agreement will be binding upon and enforceable against it in accordance with its terms;

                           (e) It is acquiring and will continue to hold its
                  interest in the Operating Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances except as permitted under
                  Article 11 of the Partnership Agreement;

                           (f) It is an "accredited investor" as such term is
                  defined in Rule 501 promulgated under the Securities Act of 1933, as amended. It is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and it has a sufficiently high net worth that it does not anticipate a need for the funds it will have invested in the Operating Partnership in what it understand to be a highly speculative and illiquid investment.

The representations and warranties set forth above shall survive the effectiveness of TICICD being admitted as an Additional Limited Partner under the Partnership Agreement and the dissolution, liquidation and termination of the Operating Partnership. TICICD further acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of Operating Partnership or the General Partner have been made by an Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to any of them shall not constitute any representation or warranty of any kind or nature, express or implied.

                  2. Attached hereto is a counterpart signature page to the Partnership Agreement duly executed by TICICD and a copy of Amendment No. 10 to Exhibit A to the Partnership Agreement. TICICD hereby acknowledges that Amendment No. 10 to Exhibit A has been prepared by the General Partner to reflect the revised Partnership Interests in the Operating Partnership resulting from the issuance to TICICD of the Limited Partner Units referred to above. TICICD acknowledges that the General Partner will distribute a copy of the executed signature page to the Partnership Agreement and Amendment No. 10 to Exhibit A thereto to all Partners of the Operating Partnership.



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                  3. Upon acceptance hereof by the General Partner, TICICD shall be admitted as an Additional Limited Partner, the General Partner shall issue to TICICD a certificate representing 115,544 Limited Partner Units, and Exhibit A to the Partnership Agreement shall be amended as set forth in Amendment No. 10 to Exhibit A of the Partnership Agreement attached hereto.

                  4. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original on the same counterpart.

                  5. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of law.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

GENERAL PARTNER:

IRVINE APARTMENT COMMUNITIES, INC.,
  a Maryland corporation


By:      /s/ Richard E. Moran Jr.
         ------------------------------------
         Name:     Richard E. Moran Jr.
         Title:    Executive Vice President
                   and Chief Financial Officer


By:      /s/ James E. Mead
         -------------------------------------
         Name:     James E. Mead
         Title:    Senior Vice President
                   and Treasurer





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TIC INVESTMENT COMPANY D

By:      The Irvine Company,
         a general partner


By:      /s/ Michael D. McKee
         -------------------------------
         Name: Michael D. McKee
         Title: Executive Vice President


By:      /s/ William H. McFarland
         -------------------------------
         Name: William H. McFarland
         Title: Executive Vice President

                                AMENDMENT NO. 10
                                       TO
                                    EXHIBIT A
                           PARTNERS, CONTRIBUTIONS AND
                              PARTNERSHIP INTERESTS

                                                                 Gross Asset                               Number
                                                                   Value of                                  of
            Name and Address                   Cash              Contributed            Total           Partnership
               of Partner                Contribution(1)         Property(1)          Property            Units(2)
               ----------                ---------------         -----------          --------            --------
GENERAL PARTNER

IRVINE APARTMENT                         $308,216,770.25(3)              0       $308,216,770.25(3)       18,477,451(3)
  COMMUNITIES, INC
550 Newport Center Drive
Newport Beach, CA 92660

LIMITED PARTNERS

THE IRVINE COMPANY                                     0       883,022,698(4)        883,022,698(4)        17,303,000(4)
550 Newport Center Drive
Newport Beach, CA 92660

R.S.J. ASSOCIATES                                      0        27,286,000            27,286,000              585,000
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

WOODBRIDGE WILLOWS ASSOCIATES                          0         9,989,000             9,989,000              609,000
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY B                               0                 0                     0              478,162(5)
c/o The Irvine Company
500 Newport Center Drive
Newport Beach, CA 92660




                                      Percentage
                                       Interest
                                       --------
GENERAL PARTNER

IRVINE APARTMENT                     45.6109905%
  COMMUNITIES, INC
550 Newport Center Drive
Newport Beach, CA 92660

LIMITED PARTNERS

THE IRVINE COMPANY                      42,7118961%
550 Newport Center Drive
Newport Beach, CA 92660

R.S.J. ASSOCIATES                        1.3206302%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

WOODBRIDGE WILLOWS ASSOCIATES            1.5032968%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY B                 1.1803274%
c/o The Irvine Company
500 Newport Center Drive
Newport Beach, CA 92660


                                      A-1
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
                                                             Gross Asset                               Number
                                                               Value of                                  of
            Name and Address            Cash                 Contributed            Total           Partnership          Percentage
               of Partner         Contribution(1)            Property(1)          Property            Units(2)            Interest
               ----------         ---------------            -----------          --------            --------           ----------


TIC INVESTMENT COMPANY A              24,500,126.25(6)                0         24,500,126.25(6)     1,502,105(6)       3.7078976%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY C              30,000,337.50(7)                0         30,000,337.50(7)     1,490,700(7)       3.6797448%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY D                          0                   0                     0          115,544(8)       0.2852166%
c/o The Irvine Company
550 Newport Center Drive
Newport Beach, CA 92660
                                    ---------------------------------------------------------------------------------------------

TOTAL                                     $362,717,234     $920,297,698        $1,283,014,932       40,510,962        100.0000000%
                                    =============================================================================================




(1) These amounts constitute the agreed value for purposes of the Act.

(2) Except with respect to the Limited Partner Units referred to in Notes 5, 6 and 8 and 11,751 of the General Partner Units referred to in Note 3, Partnership Units were allocated in accordance with the net asset value of the property contributed by each Partner.


(3) Of which $193,602,600 was contributed in connection with the December 1993 initial public offering of 11,800,000 REIT Shares, $84,378,375 was contributed in connection with the August 1995 offering of 5,175,000 REIT Shares, $30,000,337.50 was contributed in connection with the July 1996 offering of 1,490,700 REIT Shares, $200,000 was deemed contributed pursuant to Sections 4.6.B and 4.5.G for 10,000 REIT Shares and $35,457.75 was deemed contributed pursuant to Section 4.8.A(3) for 1,751 REIT Shares.

(4) Includes $65,898,000 gross asset value of property contributed by five original limited partners which limited partners were liquidated on June 30, 1995. The 1,359,000 Partnership Units owned by such limited partners were transferred to The Irvine Company in connection with such liquidation. Also includes $37,605,000 gross asset value of property contributed by another original limited partner. The 160,000 Partnership Units owned by such limited partner were transferred to The Irvine Company in June 1996.

(5) These Limited Partner Units were issued in accordance with Section 4.3.B. Of such Limited Partner Units, 478,162 were issued prior to June 1, 1996 and were transferred to TIC Investment Company B in June 1996 when it was admitted as a Substituted Limited Partner.

(6) Of which $24,457,500 was contributed pursuant to Section 4.5.F and 4.5.G for 1,500,000 Limited Partner Units in connection with the August 1995 offering of REIT Shares and $42,626.25 was deemed contributed pursuant to Section 4.8.A.(4) for 2,105 Limited Partner Units. Of such Units, the 1,500,000 Limited Partner Units issued pursuant to Section 4.5.F and 4.5.G ($24,457,500) and 2,105 of the Limited Partner Units issued pursuant to Section 4.8.A(4) ($42,626.25) were issued prior to June 1, 1996 and were transferred to TIC Investment Company A in June 1996 when it was admitted as a Substituted Limited Partner.

(7) Contributed pursuant to Sections 4.5.F and 4.5.G for 1,490,700 Limited Partner Units in connection with the July 1996 offering of REIT Shares.


(8) These Limited Partner Units were issued in accordance with Section 4.3.B. TIC Investment Company D was admitted as an Additional Limited Partner in July 1996.


                                     A-2

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                              PARTNERSHIP AGREEMENT
                           COUNTERPART SIGNATURE PAGE



ADDITIONAL LIMITED PARTNER

TIC INVESTMENT COMPANY D
By:      The Irvine Company,
         a general partner


By:      /s/ Michael D. McKee
         -------------------------------
         Name: Michael D. McKee
         Title: Executive Vice President


By:      /s/ William H. McFarland
         -------------------------------
         Name: William H. McFarland
         Title: Executive Vice President